SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is made by and between FTE Networks, Inc. a Nevada corporation (the “Company”), and the undersigned (“Subscriber”) as of the time and date this Subscription Agreement is accepted by the Company, as set forth on the Company’s signature page hereto.

WHEREAS, on April 20, 2017 the Company issued to the Subscriber a convertible promissory note with a maturity date of April 20, 2019 and a promissory note with a maturity date April 20, 2020 (collectively, the “Notes”);

WHEREAS, the Subscriber has agreed to amend the Notes to extend both of their maturity dates to July 30, 2021 (the “Extensions”);

WHEREAS, in consideration for the Extensions and subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue to Subscriber that number of shares of the Company’s Series [A][A-1] Preferred Stock, $0.01 par value per share (the “Shares”) set forth on the signature page hereto, in a private placement (the “Offering”); and

WHEREAS, Subscriber understands that the Offering is being made without registration of the Shares under the Securities Act, or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors.”

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription for Shares.

(a) Subscription for Shares. Subject to the terms and conditions hereinafter set forth, Subscriber hereby irrevocably subscribes for such amounts of Shares as is set forth on the signature page hereof, and the Company agrees to issue such Shares to Subscriber, in whole or in part, at the Closing (as defined below). Subscriber acknowledges that the Shares will be subject to restrictions on transfer as set forth in this Subscription Agreement.

(b) At the Closing: (i) Subscriber shall deliver the Extensions and (ii) the Company shall deliver a share certificate representing the Shares to Subscriber that bears an appropriate legend referring to the fact that the Shares are subject to transfer restrictions as set forth in the Securities Act.

2. Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company that:

(a) Investment Purpose. Subscriber (i) understands that the Shares to be received hereunder have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being issued in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act and is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Shares. Transferor’s address set forth in the signature page to this Agreement is his current address, and his state of residence is the same state included in such address.

(b) Due Authorization and Enforcement. Subscriber has all requisite legal capacity to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Subscriber and is enforceable according to its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

(c) Tax Consequences. Subscriber acknowledges that the receipt of the Shares may involve tax consequences and that the contents of the Subscription Agreement do not contain tax advice or information. Subscriber acknowledges that Subscriber must retain Subscriber’s own professional advisors to evaluate the tax and other consequences of an investment in the Shares. Subscriber intends to acquire the Shares without regard to tax consequences.

(d) Transfer or Resale. Subscriber understands that the Shares have not been registered under the Securities Act or the securities laws of any state. Subscriber acknowledges that the Shares are not transferable, except with the consent of the Company. Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Securities Act.

(e) Accuracy of Representations and Warranties. The information set forth herein concerning Subscriber is true and correct.

3. Representations and Warranties of the Company.

The Company represents and warrants to Subscriber that:

(a) Organization. The Company is organized and validly existing in good standing under the laws of the state of Nevada.

(b) Due Authorization and Enforcement. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement, and when executed and delivered by the Company, this Subscription Agreement will constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Valid Issuance. The Shares have been duly authorized and, when issued in connection with the execution of the Extensions in accordance with the terms of this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, subject to the terms of the Company’s Amended and Restated Articles of Incorporation in the form attached as Exhibit A hereto (the “Articles”), and no preemptive rights will exist with respect to any of the Shares or the issuance and sale thereof.

(e) Noncontravention. The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default under (i) any material agreement to which the Company is a party or by which it or any of its properties are bound or (ii) the organizational documents of the Company.

4. Legends.

The certificates representing the Shares issued pursuant to this Subscription Agreement will be imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED.”

Certificates may also bear any other legend language that may be determined by the Company and its counsel from time to time.

5. Miscellaneous

(a) Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	FTE Networks, Inc. 237 W. 35th St., Suite 806 New York, NY 10001 Phone: 877-878-8136 E-mail: FSacramone@benchmark-ny.com Attention: Fred Sacramone, Interim Chief Executive Officer

with a copy to:	K&L Gates LLP 200 South Biscayne Boulevard Suite 3900 Miami, FL 33131 Facsimile: (305) 359-3306 E-mail: clayton.parker@klgates.com Attention: Clayton E. Parker, Esq.

If to Subscriber, to its residence address (or mailing address, if different) and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) calendar days prior to the effectiveness of such change.

(b) Entire Agreement; Amendment. This Subscription Agreement, which includes the exhibits and annexes referred to herein, supersedes all other prior oral or written agreements between Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and constitutes the entire understanding of the parties with respect to the matters covered herein. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and Subscriber.

(c) Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

(d) Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to any choice of law or conflict of law provision or rule.

(e) Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Subscriber shall not assign its rights hereunder without the prior written consent of the Company.

(f) No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

(h) Legal Representation. Subscriber acknowledges that: (i) Subscriber has read this Subscription Agreement and the exhibits and annexes referred to herein; (ii) Subscriber understands that the Company has been represented in the preparation, negotiation and execution of the Subscription Agreement; and (iii) Subscriber understands the terms and conditions of the Subscription Agreement and is fully aware of their legal and binding effect.

(i) Expenses. Each party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Subscription Agreement and the transactions contemplated hereby.

(j) Counterparts. This Subscription Agreement may be executed in counterparts, all of which shall be considered one and the same agreement. The exchange of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the parties.

[SIGNATURE PAGES FOLLOW]

SUBSCRIBER SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, and intending to be legally bound hereby, Subscriber has caused this Subscription Agreement to be duly executed and, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions, and representations contained in the foregoing Subscription Agreement and hereby subscribes for the Shares offered by the Company in the amount set forth below.

SUBSCRIBER:

Signature	Social Security Number or
Tax Identification Number (if any)

Print Name

Date: July 2, 2019

Number of shares of Series [A][A-1] Preferred Stock subscribed for: ___________________

COMPANY SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Accepted and Agreed:

FTE NETWORKS, INC.

By:
Name:
Title:

As of: [12:03 p.m.][12:01 p.m.], July 2, 2019